Exhibit 16.1

Michael F. Cronin, CPA
687 Lee Road, Ste 210 Rochester, NY 14606	407-754-7027 email mikeccpa@aol.com	1574 Eagle Nest Circle Winter Springs, FL 32708

February 19, 2009

Securities and Exchange Commission

100 F Street, N.E.

Mail Stop 6010

Washington D.C. 20549

Dear Sir/Madam:

PetroAlgae Inc. (the “Company”) has made available to me a copy of its Current Report on Form 8-K, dated February 19, 2009 in which it provides information pursuant to Item 4.01 with regard to “Changes in Registrant’s Certifying Accountant”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

/s/ Michael F. Cronin

Michael F. Cronin Certified Public Accountant